Exhibit 99.1

SpringWorks Therapeutics Appoints Carlos Albán to its Board of Directors

STAMFORD, Conn., July 15, 2022 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today announced the appointment of Carlos Albán to the Company’s Board of Directors. Mr. Albán, who served as Vice Chairman and Chief Commercial Officer at AbbVie, Inc. (“AbbVie”) until his retirement last year, brings over 30 years of experience in global commercial strategy and operations.

“Carlos’ success in building and leading global commercial organizations will be valuable as SpringWorks continues its planned transition into a commercial-stage company in the coming year and we are thrilled to welcome him to our Board,” said Saqib Islam, Chief Executive Officer of SpringWorks.

“SpringWorks has an exciting opportunity ahead to bring first- and best-in-class medicines to patients with devastating rare diseases and cancer,” said Mr. Albán. “I look forward to working with the leadership team to help them execute on their ambitious objectives and prepare to launch their first product.”

Mr. Albán joins the SpringWorks Board of Directors with significant leadership and commercial experience gained during his more than 30-year career in the pharmaceutical industry. Most recently, he served as Vice Chairman and Chief Commercial Officer at AbbVie until his retirement in March 2021. Under his leadership, AbbVie’s sales grew from $18 billion in 2013 to over $45 billion in 2020, making AbbVie the 5th largest pharmaceutical company in the world. Prior to this role, he was Executive Vice President, Commercial Operations and before AbbVie’s separation from Abbott, Mr. Albán served as AbbVie’s Senior Vice President, Proprietary Pharmaceutical Products, Global Commercial Operations. He also held several management positions at Abbott Laboratories, Inc., including Senior Vice President, International Pharmaceuticals; Vice President, Pharmaceuticals, Western Europe and Canada Operations; Vice President, Pharmaceuticals, European Operations; Regional Director for the Northern Europe area of the international pharmaceutical business; and General Manager, Portugal. Mr. Albán received a degree in economics from the Pontificia Universidad Javeriana in Bogotá, Colombia.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for patients living with severe rare diseases and cancer. SpringWorks has a differentiated targeted oncology pipeline spanning solid tumors and hematological cancers, including two potentially registrational clinical trials in rare tumor types as well as several programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with innovators in industry and academia to unlock the full potential for its portfolio and create more solutions for patients with cancer. For more information, visit www.springworkstx.com and follow @SpringWorksTx on Twitter and LinkedIn.

SpringWorks Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, relating to our business, operations, and financial conditions, including, but not limited to, current beliefs, expectations and assumptions regarding our expanded global, non-exclusive clinical collaboration and license agreement with GSK plc, the future of our business, future plans and strategies, our development plans, our preclinical and clinical results, as well as relating to other future conditions. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “would,” “should” and “could,” and similar expressions or words, identify forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks relating to: (i) the success and timing of our product development activities, including the initiation and completion of SpringWorks’ clinical trials, (ii) the fact that topline or interim data from clinical studies may not be predictive of the final or more detailed results of such study, or the results of other ongoing or future studies, (iii) the success and timing of our collaboration partners’ ongoing and planned clinical trials, (iv) the timing of our planned regulatory submissions and interactions, and the timing and outcome of decisions made by the U.S. Food and Drug Administration (FDA) and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; (v) whether FDA or other regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of our drug candidates, (vi) our ability to obtain and maintain regulatory approval of any of our product candidates, (vii) our plans to research, discover and develop additional product candidates, (viii) our ability to enter into collaborations for the development of new product candidates, (ix) our ability to establish manufacturing capabilities, and our and our collaboration partners’ abilities to manufacture our product candidates and scale production, and (x) uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For further information regarding the risks, uncertainties and other factors that may cause differences between SpringWorks’ expectations and actual results, you should review the “Risk Factors” in Item 1A of Part I of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings.

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Contacts:

Kim Diamond

Vice President, Communications and Investor Relations

Phone: 203-561-1646

Email: kdiamond@springworkstx.com

Samantha Hilson Sandler
Director, Investor Relations
Phone: 203-461-5501
Email: samantha.sandler@springworkstx.com